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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

         Date of Report (date of earliest event reported): July 7, 2000

                              In Home Health, Inc.
--------------------------------------------------------------------------------
             (Exact name of Registrant as specified in its charter)


           Minnesota                   0-17490                41-1458213
(State or other jurisdiction         (Commission           (I.R.S. Employer
      of incorporation)              File Number)         Identification No.)




601 Carlson Parkway
Suite 500
Minnetonka, Minnesota                                    55305-5214
--------------------------------                      ----------------
(Address of principal executive offices)                 (Zip Code)




Registrant's telephone number, including area code: (952) 449-7500

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ITEM 1.  CHANGES IN CONTROL OF THE REGISTRANT

         On May 31, 2000, the Company received a demand from ManorCare Health Services, Inc. (which, together with its parent corporation, Manor Care, Inc., is referred to as "Manor Care") that the Company call a special meeting of shareholders. The purposes specified by Manor Care for the special meeting were to vote on proposals by Manor Care to: (i) remove all members of the Board of Directors of the Company other than C. Michael Ford and Eugene Terry (which proposal, if adopted, would have resulted in the removal from the Board of Steven M. Jessup, James J. Lynn and Judith I. Storfjell); (ii) fix the size of the Board of Directors at six; and (iii) elect to the Board four persons, M. Keith Weikel, Geoffrey C. Meyers, Rodney A. Hildebrant and Steven M. Cavanaugh, who are officers of Manor Care. On June 16, 2000 the Company filed with the United States Securities and Exchange Commission ("SEC") preliminary proxy materials relating to Manor Care's demand for the special meeting.

         On June 29 and 30, 2000, Manor Care filed with the SEC amendments to Manor Care's Schedule 13D stating that on June 28 and 29, 2000 Manor Care purchased from three stockholders in privately negotiated transactions (and obtained from the sellers irrevocable proxies to vote ) a total of 1,146,735 additional shares of Common Stock of the Company, par value $.03 per share (the "Common Stock"). This increased Manor Care's holdings of Common Stock to a total of 3,396,735 shares, or 61.4% of the outstanding shares of Common Stock. Manor Care also owns 200,000 shares of Series A Preferred Stock, par value $1.00 per share, convertible into an additional 3,333,334 shares of Common Stock. On an as if converted basis, Manor Care controls 6,730,069 shares of Common Stock, or 75.9% of the outstanding Common Stock.

         In light of these additional purchases by Manor Care, which made it the Company's majority shareholder, Mr. Jessup, Dr. Lynn and Dr. Storfjell advised the Board that because Manor Care had the votes to elect the Board it wanted, they did not want to needlessly cause the Company to incur the expense of holding the special meeting demanded by Manor Care, and that therefore they were resigning from the Board effective July 7, 2000. The remaining members of the Board, Mr. Ford and Mr. Terry, elected M. Keith Weikel and Geoffrey G. Meyers (two of the Manor Care nominees) to the Board on July 7, 2000 to fill two of the vacancies created by the resignations. This resulted in Manor Care withdrawing its demand for the special meeting in a letter to the Company dated July 10, 2000.

         The Board also intends to elect Rodney A. Hildebrandt and Steven M. Cavanaugh (the other two Manor Care nominees) at least ten days after the Company mails an Information Statement to shareholders pursuant to Section 14f-1 of the Exchange Act.

         On July 10, 2000, the Company received a letter from Manor Care advising the Company of Manor Care's intention to negotiate a business combination with the Company in which the Company's shareholders would receive $3.375 in cash for each share of Common Stock, and the Company would be acquired by Manor Care. The Board has created a committee consisting of C. Michael Ford and


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Eugene Terry to evaluate the proposal and conduct negotiations with Manor Care with the assistance of the Company's investment banker.

Item 2.  Not Applicable.

Item 3.  Not Applicable.

Item 4.  Not Applicable.

Item 5.  Not Applicable

Item 6.  Not Applicable.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.


         Exhibit 99.1      Press Release dated July 11, 2000

         Exhibit 99.2 Letter from ManorCare Health Services, Inc. to the Chairman of the Board of Directors of In Home Health, Inc. dated July 10, 2000.

         Exhibit 99.3 Letter from ManorCare Health Services Inc. to the Chairman of the Board of Directors of In Home Health, Inc. dated July 10, 2000.



                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.




                                                  In Home Health, Inc.

                                            By /s/ C. Michael Ford
                                              ---------------------------------
                                             C. Michael Ford, Chairman, Interim
                                             Chief Executive Officer
Dated: July 12, 2000


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